PROPHASE LABS, INC.
626 RXR PLAZA, 6TH FLOOR
UNIONDALE, NEW YORK 11556

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V80817-S24268 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PROPHASE LABS, INC.

The Board of Directors recommends you vote FOR the following proposals: **For Against Abstain**

1. To approve an amendment to the Company's Certificate of Incorporation to clarify that the Company may acquire, hold, exchange, and manage digital assets, blockchain-based instruments, as part of a digital asset and corporate crypto treasury management strategy (the "Digital Asset Charter Amendment") (Proposal 1). ☐ ☐ ☐
2. To approve an amendment to the Company's Certificate of Incorporation to create a new class of "Digital Treasury Shares" (or such other designation as the Board may determine), that may represent fractional or tokenized interests in digital or blockchain-based assets (the "Digital Treasury Shares Proposal") (Proposal 2). ☐ ☐ ☐
3. To authorize the potential issuance of digital tokens or tokenized securities representing up to 4.99% of the Company's outstanding equity, for use in financing, compensation, strategic partnerships, or treasury operations in furtherance of the Company's digital asset strategy (the "Tokenized Issuance") (Proposal 3). ☐ ☐ ☐
4. To approve an amendment to the Company's Certificate of Incorporation authorizing the Board, without further stockholder approval, to effect one or more reverse or forward stock splits of the Company's Common Stock, to set the timing of a stock split, or to refrain from taking such action, at a ratio to be determined by the Board (but not less than 1-for-2 and not greater than 1-for-10), to maintain compliance with Nasdaq Listing Rule 5810(c)(3)(A) and to support the Company's strategic objectives, including its exploration of digital asset initiatives, and, at the discretion of the Board of Directors, a corresponding reduction in the number of authorized shares of common stock (the "Split Authorization") (Proposal 4). ☐ ☐ ☐
5. To approve a conditional amendment to increase authorized Common Stock in order to satisfy outstanding contractual or derivative-security obligations (the "Increase Proposal") (Proposal 5). ☐ ☐ ☐
6. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies (the "Adjournment Proposal") (Proposal 6). ☐ ☐ ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V80818-S24268

PROPHASE LABS, INC.
SPECIAL MEETING OF STOCKHOLDERS
NOVEMBER 24, 2025 10:00 A.M., EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Ted Karkus and Lance Bisesar, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PROPHASE LABS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on Monday, November 24, 2025, at 273 Merrick Road, Lynbrook, NY 11563, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side